ADDENDUM A

1. Advertising / Marketing (if any).  As part of the Agreement each firm will provide the following during the initial term.

Media Sentiment will:

a. Development:  Media Sentiment’s intention is to develop a TD AMERITRADE browser application to replace the Real Time Alerts browser and iPhone applications that can be launched from Media Sentiment’s web site currently.
b. The functionality will be similar to the Media Sentiment real-time alerts application. Media Sentiment also intends to add streaming data, a login panel, real-time/streaming charts to place the media sentiment signals on them and a Trade Now button that will launch a trading window similar to the TD AMERITRADE trading window.
c. Marketing: Media Sentiment intends to market the newly created Real Time Alerts browser and iPhone applications to Media Sentiment’s user base and to new users that Media Sentiment will bring in via marketing and advertising campaigns.

TD AMERITRADE will:

a. Development: TD AMERITRADE will continue to give Media Sentiment the necessary support regarding the API interface to help to develop, test and release the TD AMERITRADE Real Time Alerts browser and iPhone applications.
b. Marketing:
TD AMERITRADE intends to permit Media Sentiment, Inc. to co-market the new applications under advertising saying something similar to: Media Sentiment for TD AMERITRADE. The exact wording must be pre-approved by TD AMERITRADE.
c. TD AMERITRADE will help to advertise the new application by making it available to the TD AMERITRADE users visiting the marketing page at: http://www.tdameritrade.com/tradingtools/partnertools.html or other web page(s) available for partner tools.
d. TD AMERITRADE intends to allow Media Sentiment, Inc. to use available promotions for the new users coming from Media Sentiment marketing campaigns.

2. Financial Terms (if any)

a.	There are no additional financial terms beyond those offered in the Advertising/Marketing programs.

3.           Company Trademarks

TD AMERITRADE

3. Vendor Trademarks.
Media Sentiment®, MediaSentiment™, Media Sentiment HeadsUp™, Media Sentiment UpperHand™, Media Sentiment BigMovers™